   As filed with the Securities and Exchange Commission on September 11, 1997

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  BARRA, INC.
            (Exact name of registrant as specified in its charter)


                  California                                               94-2993326
(State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification No.)

              2100 Milvia Street
                 Berkeley, CA                                    94704-1113
       (Address of principal executive offices)                  (Zip Code)

                            BARRA STOCK OPTION PLAN
                           (Full title of the Plan)

                               James D. Kirsner
                            Chief Financial Officer
                                  BARRA, Inc.
                  2100 Milvia Street, Berkeley, CA 94704-1113
                                 (510)548-5442
           (name, address, including zip code and telephone number,
                  including area code, of agent for service)

                      Copy to: Maria Louisa Hekker, Esq.
                              Chief Legal Officer
                                  BARRA, Inc.
                  2100 Milvia Street, Berkeley, CA 94704-1113


                        CALCULATION OF REGISTRATION FEE


                                                                       Proposed Maximum     Proposed Maximum
Title of Securities                                   Amount to be      Offering Price          Aggregate         Amount of
to be Registered                                       Registered      Per Share Offering        Price        Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                             700,000(1)            $36.00(2)        $25,200,000(2)    $7,635.60


(1) Number of additional shares of BARRA, Inc. (the "Registrant") Common Stock that may be awarded and/or sold pursuant to the Registrant's BARRA Stock Option Plan (the "Plan"). Prior to the date hereof, the Registrant registered with the Securities and Exchange Commission Registration
     No. 33-65558 and 33-82810, 2,200,000 shares of its Common Stock that may be sold pursuant to the Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices for the Common Stock on September 8, 1997 as reported on the Nasdaq National Market System.


--------------------------------------------------------------------------------

In accordance with Instruction E of Form S-8, the contents of the Registrant's registration statements on Form S-8 Registration No. 33-65558 and 33-82810, filed with the Securities and Exchange Commission (the "Commission") filed on July 2, 1993 and August 15, 1994, respectively, are incorporated by reference herein.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

             The document(s) containing the information specified in Item 1 will be sent or given to participants in the BARRA Stock Option Plan (the "Plan") as specified in Rule 428(b)(1) and is not required to be filed as part of the registration statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

             The document(s) containing the information specified in Item 2 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of this registration statement.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             This Registration Statement covers shares of Common Stock of BARRA, Inc. (the "Registrant") that have been authorized for issuance pursuant to the Registrant's Plan.


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission.

     (a) (i) The Registrant's annual report on Form 10-K for the fiscal year ended March 31, 1997; and

          (ii) The Registrant's proxy statement and exhibits thereto in connection with its annual meeting of shareholders of common stock held on July 31, 1997.

     (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company's annual report referred to in
          (a)(i) above.

ITEM 8.   EXHIBITS.


 Regulation S-K                                     Reference to Prior filing or
 EXHIBIT NO.     Description                        Exhibit No. attached hereto
 -------------------------------------------------------------------------------

      4.3        BARRA Stock Option Plan            Attached as Exhibit 4.3.
                 and Amendment thereto

      5.1        Opinion of Graham & James LLP      Attached as Exhibit 5.1.

     23.1        Consent of Deloitte & Touche LLP   Attached as Exhibit 23.1.

     23.2        Consent of Graham & James LLP      Reference is made to
                                                    Exhibit 5.1.

     24.0        Power of Attorney                  Reference is made to p.4.


                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on September 10, 1997.


                              BARRA, INC.


                              By /s/ Andrew Rudd
                                 -----------------------------------------------
                                 Andrew Rudd
                                 Chairman, Chief Executive Officer

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rudd and James D. Kirsner, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney expires on September 9, 1998.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                                    Date
---------------------------------------------------------------------------------------

/s/ Andrew Rudd             Chief Executive Officer, Chairman        September 10, 1997
-------------------------   of the Board and Director (Principal
Andrew Rudd                 Executive Officer)


/s/ James D. Kirsner        Chief Financial Officer (Principal       September 10, 1997
-------------------------   Financial and Accounting Officer)
James D. Kirsner


/s/ Ronald J. Lanstein      Director and Vice Chairman               September 10, 1997
-------------------------
Ronald J. Lanstein


/s/ A. George Battle        Director                                 September 10, 1997
-------------------------
A. George Battle


/s/ John F. Casey           Director                                 September 10, 1997
-------------------------
John F. Casey


/s/ M. Blair Hull           Director                                 September 10, 1997
-------------------------
M. Blair Hull


/s/ Norman J. Laboe         Director                                 September 10, 1997
-------------------------
Norman J. Laboe


                                 EXHIBIT INDEX


Exhibit                                                             Sequential
Number            Description                                       Page Number
-------------------------------------------------------------------------------

4.3       BARRA Stock Option Plan and Amendment thereto                      6

5.1       Opinion of Graham & James LLP                                     18

23.1      Consent of Deloitte & Touche LLP                                  20

23.2      Consent of Graham & James LLP  (Reference is made to              N/A
          Exhibit 5)

24.0      Power of Attorney (Reference is made to page 4)                   N/A